UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2017

Commission File Number  001-33572

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	20-8859754
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
X Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

X Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) and (e)

On September 20, 2017, Bank of Marin Bancorp ("Company") (NASDAQ: BMRC) announced the hiring of James S. Kimball as an executive vice president of the Company's wholly owned subsidiary, Bank of Marin (the "Bank") in the newly created position of Chief Operating Officer. Mr. Kimball's employment will begin effective October 16, 2017.  Mr. Kimball, 52, will have responsibility for the management of the Bank’s lines of business, including Commercial Banking, Retail Banking, Wealth Management & Trust and Marketing.

Mr. Kimball has more than 28 years of commercial banking experience and joins Bank of Marin from Wells Fargo Bank, where he served as Senior Vice President and Region Head for the North Coast Regional Commercial Banking Office and Wine Industry Specialty Group. During his nine years at Wells Fargo, among other accomplishments, Mr. Kimball founded the wine industry specialty practice, which assisted Wells Fargo in becoming one of the largest commercial lenders in the wine industry. Prior to Wells Fargo, Mr. Kimball served as Regional President of Northern California and Nevada for Wachovia Bank. Earlier in his career, Mr. Kimball spent more than 20 years with Bank of America, ending his tenure as the Regional Manager responsible for the commercial banking segment in five Bay Area markets.

Mr. Kimball earned his MBA and Bachelor of Science degree in Finance from California State University, Sacramento. Mr. Kimball has been involved in a number of community organizations including the San Francisco Chamber of Commerce, North Bay World Trade Association, Petaluma Educational Foundation and North Bay Leadership Council.

Mr. Kimball will be paid an annual salary of $325,000, subject to annual reviews commencing on January 1, 2019. He will also receive a sign-on bonus of $25,000 and a monthly car allowance of $900. Subject to the terms of the Bank’s 2010 Annual Individual Incentive Compensation Plan, he will be eligible for a target cash bonus of 40% of his base salary. Additionally, Mr. Kimball may participate in other customary benefits offered to all employees of the Bank.

It is also intended that Mr. Kimball will be granted stock options to purchase 4,000 shares of Company common stock with a five year vesting period and an exercise price per share equal to 100% of fair market value at the time of grant. It is also intended that the Board of Directors will grant him a 2,000 share restricted stock award that will vest over a five year period. Mr. Kimball will also be eligible for future awards from time to time based on performance.

Subject to approval by the Board of Directors, Mr. Kimball will be provided a change in control agreement as well as a Supplemental Executive Retirement Plan substantially similar to ones provided to other Executive Vice Presidents of the Bank, which will be disclosed in Form 8-K filings upon adoption.

A Press Release issued by the Company announcing Mr. Kimball's appointment is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Press Release dated September 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 20, 2017	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 20, 2017